UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 28, 2004

MANOR CARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10858 (Commission File Number)	34-1687107 (IRS Employer Identification No.)

333 N. Summit Street, Toledo, Ohio (Address of principal executive offices)	43604-2617 (Zip Code)

Registrant’s telephone number, including area code: (419) 252-5500

Item 5. Other Events and Regulation FD Disclosure

On July 28, 2004, Manor Care, Inc. announced that Notes representing more than the maximum tender amount of $50 million for each of the 7 1/2% Senior Notes issued by Manor Care of America, Inc. and its 8% Senior Notes have been tendered. A copy of this press release is filed herewith as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c) Exhibit.

     99.1        Press Release dated July 28, 2004 issued by Manor Care, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manor Care, Inc. (Registrant)
Date: July 28, 2004	By: /s/ Geoffrey G. Meyers Geoffrey G. Meyers Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
99.1	Press Release dated July 28, 2004 issued by Manor Care, Inc.